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                                                                    Exhibit 10.3



                             EMPLOYMENT AGREEMENT
                             --------------------

        AGREEMENT made this 1st day of July, 1995 by and between PSYCHEMEDICS CORPORATION, a Delaware corporation (the "Company"), and Dr. Thomas Cairns ("the Employee").

        WHEREAS, the Company and the Employee are desirous of setting forth in a definitive employment agreement their respective rights and obligations with regard to the Employee's employment by the Company:

        NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Employee agree as follows:

        1. EMPLOYMENT TERM: The Company hereby agrees to employ the Employee as of July 1, 1995 until terminated in accordance with Paragraph 11 hereof.

        2. DUTIES: The Employee shall be employed by the Company as Vice President, Technology Research and Development and shall perform all duties in connection therewith as prescribed by the officers of the Company.

        3. EXTENT OF SERVICE: During the period of employment hereunder, the Employee shall devote his full working time, attention, skills, knowledge and energies to the business and affairs of the Company, its affiliates and in the promotion of its interests.

        4. COMPENSATION: As full compensation for the services to be performed hereunder, the Employee shall accept a base salary ("Base Salary") at the annual rate of $100,000, payable in equal bi-monthly installments.

        5. FRINGE BENEFITS: During the term of employment under this Agreement, the Employee shall be entitled to the following fringe benefits:

                a) STOCK OPTIONS: The Employee shall be entitled to participate in the Company's 1989 Employee Stock Option Plan subject to the discretion of the Stock Option Committee of the Company's Board of Directors.

                b) VACATION: The Employee shall be entitled to a vacation that accrues at a rate of 15 days per year.

                c) MEDICAL AND DENTAL PLANS: The Employee shall be entitled to participate in such group medical and dental plans as may be offered by the Company from time to time for the benefit of its employees. The Company shall pay the entire amount of the premium for coverage of the Employee under the medical and dental plan, and the entire amount of the premium for coverage of the Employee's dependents under the dental plan. The Company shall contribute up to $100 per month towards the cost of premiums for the Employee's dependents under the medical plan, with the balance of any such premium costs to be the responsibility of the Employee.

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        6.      EMPLOYEE DRUG TESTING:  The Employee recognizes and agrees that he shall be required to submit personally to drug testing, utilizing the Company's proprietary technology, upon his employment and thereafter, as scheduled by the Company, on no less than a semi-annual basis.

        7.      ASSIGNMENT OF INVENTIONS:


                a) Any and all inventions, processes, procedures, systems discoveries, designs, configurations, technology, trade secrets and improvements (whether or not patentable and whether or not they are made conceived or reduced to practice during working hours or using the Company's data or facilities ("Inventions") that the Employee makes, conceives, reduces to practice, or acquires during employment by the Company (either solely or jointly with others) and that are related to the Company's present or planned business, including, without limitation, any inventions or discoveries pertaining to the Proprietary Information (as defined in Paragraph 9 hereof) shall be the sole property of the Company and shall at all times and for all purposes be regarded as acquired and held by the Employee in a fiduciary capacity for the sole benefit of the Company. The Employee hereby assigns to the Company, without further compensation, such Inventions and any and all patents, copyrights, trademarks trade names or applications therefor, in the United States and elsewhere, relating thereto.

                b) The Employee agrees to keep and maintain adequate and current written records of all such Inventions (in the form of notes, sketches, drawings and as may be specified by the Company), which records shall be available to and remain the sole property of the Company at all times.

                c) The Employee will disclose promptly to the Company all such Inventions and will assist the Company in obtaining and enforcing its own benefit patents on such Inventions in any country. Upon request, the Employee will execute all applications, assignments, instruments and papers and perform all acts necessary or desired by the Company, its successors, assigns and nominees to secure and enjoy the full benefits and advantages thereof.

                d) The Employee understands that obligations under this Paragraph will continue after the termination of employment with the Company, and the Employee will perform such obligations without further consideration, except for reimbursement of expenses incurred at the request by the Company. In addition, the Employee understands that the absence of a request by the Company for information, for the making of an oath, or for the execution of any document shall in no way be construed to constitute a waiver of the Company's rights under this Agreement.

        8.      ABSENCE OF RESTRICTIONS:


                a) The Employee hereby represents that, except as disclosed in writing to the Company, the Employee is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party.

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                b)  The Employee further represents that the performance of all the terms of this Agreement as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired in confidence or in trust prior to employment with the Company. The Employee will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

         9.     NON DISCLOSURE:


                a) The Employee recognizes that his relationship with the Company is one of high trust and confidence by reason of access to and contact with confidential information of the Company.

                b) The Employee hereby acknowledges that, during the term of rendering services to the Company hereunder and at any time thereafter, he will not, without the express written consent of a duly authorized executive officer of the Company, communicate directly or indirectly or divulge or use for the benefit of himself or of any other person, firm, association, corporation, or any other entity, any of the Company's trade secrets, proprietary data, technical information, ideas, pricing concepts, formulas, processes and methods, including, without limitation to the generality of the foregoing, anything to do with the Company's "proprietary extraction method" for the analysis of hair and other keratinized structures for the presence of foreign substances and the technical data, know-how and inventions related thereto, and any information, reports, results or test data derived therefrom, as well as any business and financial plans, pricing information, customer and prospective customer lists, marketing strategies and the like (hereinafter collectively called the "Proprietary Information") that were communicated to or otherwise learned or acquired by the Employee in the course of employment hereunder. As long as such Proprietary Information is treated as confidential by the Company and otherwise has not been disclosed lawfully to the public, the Employee shall be bound to the provisions hereof, which provisions the parties agree shall survive any termination of his employment by the Company.

                c) Upon termination of his employment by the Company, the Employee promptly shall deliver to the Company all records, reports, drawings, designs, plans, software and other documents containing any Proprietary Information (and all copies thereof) that the Employee may then possess or have under his control by virtue of his role as employee of the Company.

                d) Prior to the Employee accepting or otherwise engaging in duties pursuant to a position of employment or a contract or understanding with a person or entity operating or doing business in the general field covered by the Proprietary Information, the Employee agrees as follows:


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                (i)  the Employee shall inform the person or entity of his employment by the Company and that he is bound under the terms of Paragraphs 9 and 10 of this Agreement;

                (ii) the Employee shall provide a copy of Paragraphs 9 and 10 of this Agreement to the person or entity; and

                (iii) the Employee shall provide the Company with a representation in writing from the person or entity that the person has reviewed the terms of Paragraphs 9 and 10 of this Agreement and the Employee and the person or entity agrees to respect the terms thereof and not to accept from the Employee or otherwise make use of the Proprietary Information and not to engage in activity which would violate the Employee's obligations under Paragraph 9 or 10 of this Agreement.

                e) The Employee acknowledges specifically that any breach or threatened breach of any provision of Paragraph 7, 9, or 10 hereof will cause irreparable harm to the Company and will entitle the Company to seek immediate injunction relief (in addition to any other rights or remedies the Company has to prevent a violation of any such Paragraph).

        10. COVENANT NOT TO COMPETE: Upon the termination by either party of the Employee's employment by the Company hereunder, the Employee agrees that, for a period of two (2) years thereafter, within the United States, the Employee shall not either as an individual for his own account, as a partner or joint venturer, as an employee, agent or salesperson of any person, or as an officer, director or more than 5% shareholder of a corporation or otherwise, engage in any activity, including manufacturing, sale or distribution, that involves, directly or indirectly, the use of radioimmunoassay of hair or any hair extraction immunodiagnostic method. The Employee further agrees that, for the same two (2) year period following termination by either party of the Employee's employment by the Company hereunder, the Employee will not hire or solicit his co-workers at the Company for employment or engagement elsewhere.

        11. TERMINATION: The Employee's employment hereunder shall terminate:

                a) Ninety (90) days after receipt by either party hereto of written notice thereof from the other party.

                b)  Upon the death of the Employee.

                c)  Upon the mutual agreement of the parties.

                d) Immediately upon receipt by the Employee of written notice thereof from the Company, in the event of termination for cause.

        Upon the termination of employment under this Agreement, all obligations of the Company to the Employee shall forthwith terminate, except for any obligation to pay the compensation or any other benefit which may have accrued and be due and payable hereunder at the time of such termination; but the


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obligations of the Employee under Paragraphs 7, 9, or 10 shall not be so terminated, and shall survive the termination of his employment hereunder by the Company.

        As used herein, the Employee's employment hereunder shall be deemed to have been terminated by the Company for cause if it has been terminated for any of the following reasons:

                e)  Employee materially breaches any provision hereunder; or

                f) Employee acts in a knowingly and willfully dishonest manner to the detriment of the Company in his relationship with the Company; or

                g) Employee has been convicted or any crime or has engaged in any criminal activity that materially adversely affects the business or affairs of the Company.

        12. NOTICES: All notices under this Agreement shall be in writing and shall be deemed to have been given if delivered by hand or addressed and mailed by registered or certified mail, return receipt requested, to the Company at:

                           Psychemedics Corporation
                                Leroy O. Moyer
                       1280 Massachusetts Ave., Ste. 200
                             Cambridge, MA  02138

and to the Employee at:

                               Dr. Thomas Cairns
                           3053 Laurel Canyon Blvd.
                            Studio City, CA  91604

        13.     SUCCESSORS AND ASSIGNS:   This agreement shall inure to the
benefit of and shall be binding upon the Company, its successors and assigns and shall be binding upon the Employee and his heirs, executors, administrators and legal representatives to the extent that the context so permits.

        14. ENTIRE AGREEMENT: This instrument contains the entire understanding of the parties pertaining to the subject manner contained herein, and it supersedes all prior and contemporaneous agreements, representations and understandings of the parties. It may not be changed, modified, extended, terminated or discharged orally, but only by agreement in writing signed by both parties.

        15. GOVERNING LAW: This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

        16. SEVERABILITY: In the event a court of law shall find, for any reason, that any one or more of the provisions of this Agreement is invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Said court shall have


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the power to modify any invalid, illegal or unenforceable provision, including specifically but without limitation any provision under paragraphs 7, 8, 9, and 10 to the extent necessary to give such provision full force effect under the law of the Commonwealth of Massachusetts.

        IN WITNESS WHEREOF, the Employee has executed this Agreement under seal the day and year first above written and the Company has caused this Agreement to be executed under seal by its duly authorized representative the day and year first above written.

                                                 PSYCHEMEDICS CORPORATION

                                                 BY: /s/ Raymond C. Kubacki, Jr.
                                                    ----------------------------
                                                 Raymond C. Kubacki, Jr.
                                                 President

                                                 EMPLOYEE
                                                 /s/ Thomas Cairns
                                                 -------------------------------
                                                 Dr. Thomas Cairns


















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